As filed with the Securities and Exchange Commission on December 12, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STARBUCKS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Washington (State or Other Juris- diction of Incorporation)	91-1325671 (I.R.S. Employer Identification Number)

2401 Utah Avenue South
Seattle, Washington 98134
(Address of Principal Executive Offices, Including Zip Code)

STARBUCKS CORPORATION
1991 COMPANY-WIDE STOCK OPTION PLAN
(Full Title of the Plan)

PAULA E. BOGGS
Executive Vice President, General Counsel and Secretary
Starbucks Corporation
2401 Utah Avenue South
Seattle, Washington 98134
(206) 447-1575
(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent for Service)

Copy to:
J. Sue Morgan, Esq.
Perkins Coie LLP
1201 Third Avenue, Suite 4800
Seattle, Washington 98101-3099

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to	Offering Price Per	Aggregate Offering	Amount of
to be Registered	be Registered*	Share**	Price	Registration Fee

Common Stock, $0.001 par value	12,000,000 Shares	$20.78	$249,360,000	$22,942.00

*	Together with an indeterminate number of additional shares of the Registrant’s Common Stock that may be necessary to adjust the number of shares of the Registrant’s Common Stock reserved for issuance under the Starbucks Corporation 1991 Company-Wide Stock Option Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

**	Average of the high ($21.07) and low ($20.50) sale prices of a share of the Registrant’s Common Stock as reported by the Nasdaq Stock Market, Inc. on December 10, 2002. The Registration Fee is calculated in accordance with Rule 457(h)(i) and Rule 457(c) promulgated under the Securities Act of 1933, as amended.

REGISTRATION OF ADDITIONAL SECURITIES

     The Registrant is filing this Registration Statement on Form S-8 pursuant to General Instruction E to Form S-8 to register 12,000,000 additional shares of Common Stock for issuance pursuant to the exercise of options granted under the Starbucks Corporation 1991 Company-Wide Stock Option Plan. The contents of the original Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 28, 1992 in connection with such plan (Registration No. 33-52528) are incorporated herein by reference.

EXHIBITS

Exhibit No.	Description

5	Opinion of Perkins Coie LLP regarding legality of securities being registered

10	Starbucks Corporation 1991 Company-Wide Stock Option Plan (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2000, filed with the Securities and Exchange Commission on December 22, 2000)

23.1	Consent of Counsel (included in Exhibit 5)

23.2	Consent of Independent Auditors

24	Power of Attorney (see the signature page of this Registration Statement)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 12th day of December, 2002.

STARBUCKS CORPORATION

By:	/s/ Orin C. Smith

Orin C. Smith president and chief executive officer

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Howard Schultz and Orin C. Smith, or either of them, his or her attorneys-in-fact, for him or her, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

Howard Schultz	chairman and chief global strategist

Orin C. Smith Orin C. Smith	director, president, and chief executive officer	December 12, 2002

Signature	Title	Date

/s/ Michael Casey Michael Casey	executive vice president and chief financial officer (principal accounting officer and principal financial officer)	December 12, 2002

/s/ Barbara Bass Barbara Bass	director	December 12, 2002

/s/ Howard P. Behar Howard P. Behar	director and president, North American Operations	December 12, 2002

/s/ Craig J. Foley Craig J. Foley	director	December 12, 2002

Gregory B. Maffei	director

/s/ Arlen I. Prentice Arlen I. Prentice	director	December 12, 2002

/s/ James G. Shennan, Jr. James G. Shennan, Jr.	director	December 12, 2002

/s/ Craig E. Weatherup Craig E. Weatherup	director	December 12, 2002

EXHIBIT INDEX

Exhibit No.	Description

5	Opinion of Perkins Coie LLP regarding legality of securities being registered

10	Starbucks Corporation 1991 Company-Wide Stock Option Plan (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2000, filed with the Securities and Exchange Commission on December 22, 2000)

23.1	Consent of Counsel (included in Exhibit 5)

23.2	Consent of Independent Auditors

24	Power of Attorney (see the signature page of this Registration Statement)